UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2016

American Realty Capital Healthcare Trust III, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-196302	38-3930747
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of W. Todd Jensen as Interim Chief Executive Officer

On March 18, 2016, the board of directors (the “Board”) of American Realty Capital Healthcare Trust III, Inc. (the “Company”) appointed W. Todd Jensen, currently the president of the Company, to serve as interim chief executive officer of the Company, effective as of that same date. Mr. Jensen will also continue to serve in his capacity as president of the Company. Mr. Jensen will also serve as chief executive officer of the Company’s advisor and property manager, and will continue to serve in his capacities as president and chief investment officer of the Company’s advisor and as president of the Company’s property manager. There are no related party transactions involving Mr. Jensen that are reportable under Item 404(a) of Regulation S-K except as described in the Company’s annual proxy statement filed with the U.S. Securities and Exchange Commission on April 28, 2015.

Mr. Jensen, 50, has served as president of the Company, the Company’s advisor and the Company’s property manager since December 2015. He has also served as chief investment officer of the Company’s advisor since its formation in April 2014. Previously, from April 2014 until December 2015, Mr. Jensen served as chief investment officer of the Company and as executive vice president of the Company, the Company’s advisor and the Company’s property manager. Mr. Jensen has also served as interim chief executive officer of Healthcare Trust, Inc. (“HTI”) since March 2016 and as president of HTI since December 2015. He has also served as chief investment officer of the HTI advisor since its formation in October 2012. Previously, from October 2012 until December 2015, Mr. Jensen served as chief investment officer of HTI and as executive vice president of HTI, the HTI advisor and the HTI property manager. Mr. Jensen also previously served as the executive vice president and chief investment officer of American Realty Capital Healthcare Trust, Inc. (“HCT”), the HCT advisor and the HCT property manager from February 2011 until January 2015 when HCT closed its merger with Ventas, Inc. Mr. Jensen has almost 25 years of experience in the financing and development of commercial real estate, with more than 20 of those years focused exclusively on the development, leasing and capitalization of healthcare-related real estate. Mr. Jensen worked for The DASCO Companies, as a consultant from December 2008 to January 2009 and as senior vice president from January 2009 to February 2011, focusing on helping to grow its healthcare-related real estate development business. From August 2003 to September 2008, Mr. Jensen served as senior vice president for Lauth Property Group and started, grew and managed its Healthcare Group. Mr. Jensen received a B.A. in Economics and Mathematics from Kalamazoo College and an MBA from University of Pennsylvania’s Wharton School.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Realty Capital Healthcare Trust III, Inc.

Date: March 21, 2016	By:	/s/ W. Todd Jensen
Name: W. Todd Jensen
Title: Interim Chief Executive Officer and President